UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Navistar International Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on February 14, 2017. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

Proposal 1. The following nominees were elected to the Board of Directors of the Company (the “Board”) to serve a one-year term expiring at the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. There were no abstentions with respect to this matter. There were 3,837,883 broker non-votes with respect to this matter. The results of the voting for the election of directors were as follows:

Nominee	Votes For	Votes Withheld
Troy A. Clarke	72,697,940	694,695
Jose Maria Alapont	72,549,452	843,183
Stephen R. D’Arcy	72,554,709	837,926
Vincent J. Intrieri	72,608,589	784,046
General (Retired) Stanley A. McChrystal	72,554,490	838,145
Samuel J. Merksamer	69,857,881	3,534,754
Mark H. Rachesky	69,846,215	3,546,420
Michael F. Sirignano	72,475,555	917,080
Dennis A. Suskind	72,593,278	799,357

The remaining director who did not stand for election at the Annual Meeting and whose term of office as a director continued after such meeting is Dennis D. Williams. Mr. Williams fills a seat that is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) and is not elected by stockholders. His term of office continues until his removal by the UAW.

Proposal 2. The Company’s stockholders approved the non-binding advisory vote on executive compensation. The results of the voting on the non-binding advisory vote on executive compensation were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
70,822,201	2,303,689	266,745	3,837,883

Proposal 3. The Company’s stockholders approved, in a non-binding advisory vote, a preferred frequency of once every year for the stockholder non-binding advisory vote on executive compensation.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstained	Broker Non-Vote
70,820,914	64,670	2,481,764	25,287	3,837,883

Proposal 4. The Company’s stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017. The results of the voting for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017 were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
76,524,715	667,020	38,783	0

ITEM 8.01	OTHER EVENTS

On February 21, 2017, the Company issued a press release announcing that following the Annual Meeting on February 14, 2017, the Board elected Troy A. Clarke, the Company’s President and Chief Executive Officer, as Chairman of the Board and also elected General (Retired) Stanley A. McChrystal as the Independent Lead Director. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company has determined that it will continue to hold the stockholder non-binding advisory vote on executive compensation once every year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 21, 2017, “Navistar’s Board of Directors Elects Troy A. Clarke as Chairman”

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: February 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 21, 2017, “Navistar’s Board of Directors Elects Troy A. Clarke as Chairman”